                                                                     Exhibit 4.8

--------------------------------------------------------------------------------

                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of February 10, 2005

                                      Among

                                AMR HOLDCO, INC.,

                               EMCARE HOLDCO, INC.

                                       and

                           THE GUARANTORS NAMED HEREIN

                                   as Issuers,

                                       and

                         BANC OF AMERICA SECURITIES LLC

                                       and

                           J.P. Morgan Securities Inc.

                              as Initial Purchasers

                     10% Senior Subordinated Notes due 2015

--------------------------------------------------------------------------------

                          REGISTRATION RIGHTS AGREEMENT

            This Registration Rights Agreement (this "AGREEMENT") is dated as of February 10, 2005, among AMR HOLDCO, INC., a Delaware corporation ("AMR HOLDCO"), EMCARE HOLDCO, INC., a Delaware corporation ("EMCARE HOLDCO" and together with AMR HoldCo, the "NOTE ISSUERS"), Emergency Medical Services L.P. ("PARENT"), the subsidiaries of a Note Issuer that are listed on the signature pages hereto (collectively, and together with Parent and any entity that in the future executes a supplemental indenture pursuant to which such entity agrees to guarantee the Notes (as hereinafter defined), the "GUARANTORS" and, together with the Note Issuers, the "ISSUERS"), and BANC OF AMERICA SECURITIES LLC and J.P. Morgan Securities Inc., as initial purchasers (the "INITIAL PURCHASERS").

            This Agreement is entered into in connection with the Purchase Agreement by and among the Note Issuers, the Guarantors and the Initial Purchasers, dated January 27, 2005 (the "PURCHASE AGREEMENT"), which provides for, among other things, the sale by the Note Issuers to the Initial Purchasers of $250,000,000 aggregate principal amount of the Issuers' 10% Senior Subordinated Notes due 2015 (the "NOTES") guaranteed by the Guarantors (the "GUARANTEES"). The Notes and the Guarantees are collectively referred to herein as the "SECURITIES". In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and any subsequent holder or holders of the Securities. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Securities under the Purchase Agreement.

            The parties hereby agree as follows:

      1.    DEFINITIONS.

            As used in this Agreement, the following terms shall have the following meanings:

            ADDITIONAL INTEREST: See Section 4(a) hereto.

            ADVICE: See the last paragraph of Section 5 hereto.

            AGREEMENT: See the introductory paragraphs hereto.

            APPLICABLE PERIOD: See Section 2(b) hereto.

            BUSINESS DAY: Any day that is not a Saturday, Sunday or a day on which banking institutions in New York are authorized or required by law to be closed.

            EFFECTIVENESS DATE: With respect to (i) the Exchange Offer Registration Statement, the 300th day after the Issue Date and (ii) any Shelf Registration Statement, the 30th day after the Filing Date with respect thereto; provided, however, that if the Effectiveness Date would otherwise fall on a day that is not a Business Day, then the Effectiveness Date shall be the next succeeding Business Day.

            EFFECTIVENESS PERIOD: See Section 3(a) hereto.

            EVENT DATE: See Section 4(b) hereto.

            EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

            EXCHANGE NOTES: See Section 2(a) hereto.

            EXCHANGE OFFER: See Section 2(a) hereto.

            EXCHANGE OFFER REGISTRATION STATEMENT: See Section 2(a) hereto.

            FILING DATE: (A) With respect to an Exchange Offer Registration Statement, the 240th day after the Issue Date; and (B) with respect to any Shelf Registration Statement (which may be applicable notwithstanding the consummation of the Exchange Offer), the 30th day after the delivery of a Shelf Notice as required pursuant to Section 2(c) hereof (or, if later, the 300th day after the Issue Date); provided, however, that if the Filing Date would otherwise fall on a day that is not a Business Day, then the Filing Date shall be the next succeeding Business Day.

            GUARANTEES: See the introductory paragraphs hereto.

            GUARANTORS: See the introductory paragraphs hereto.

            HOLDER: Any holder of a Registrable Note.

            INDENTURE: The Indenture dated as of February 10, 2005, by and between the Note Issuers, the Guarantors and U.S. Bank Trust National Association, as Trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

            INFORMATION: See Section 5(o) hereto.

            INITIAL PURCHASERS: See the introductory paragraphs hereto.

            INITIAL SHELF REGISTRATION: See Section 3(a) hereto.

            INSPECTORS: See Section 5(o) hereto.

            ISSUE DATE: February 10, 2005, the date of original issuance of the Notes.

            ISSUERS: See the introductory paragraphs hereto.

            NASD: See Section 5(s) hereto.

            NOTE ISSUERS: See the introductory paragraphs hereto.

            NOTES: See the introductory paragraphs hereto.

            PARENT: See the introductory paragraphs hereto.

            PARTICIPANT: See Section 7(a) hereto.

            PARTICIPATING BROKER-DEALER: See Section 2(b) hereto.

            PERSON: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

            PRIVATE EXCHANGE: See Section 2(b) hereto.

            PRIVATE EXCHANGE NOTES: See Section 2(b) hereto.

            PROSPECTUS: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act and any term sheet filed pursuant to Rule 434 under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

            PURCHASE AGREEMENT: See the introductory paragraphs hereto.

            RECORDS: See Section 5(o) hereto.

            REGISTRABLE NOTES: Each Note (and the related Guarantees) upon its original issuance and at all times subsequent thereto, each Exchange Note (and the related guarantees) as to which Section 2(c)(iii) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Note (and the related guarantees) upon original issuance thereof and at all times subsequent thereto, until, in each case, the earliest to occur of

(i) a Registration Statement (other than, with respect to any Exchange Note as to which Section 2(c)(iii) hereof is applicable, the Exchange Offer Registration Statement) covering such Note, Exchange Note or Private Exchange Note has been declared effective by the SEC and such Note, Exchange Note or such Private Exchange Note (and the related guarantees), as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Note has been exchanged pursuant to the Exchange Offer for an Exchange Note or Private Exchange Note (and the related guarantees) that may be resold without restriction under state and federal securities laws, (iii) such Note, Exchange Note or Private Exchange Note (and the related guarantees), as the case may be, ceases to be outstanding for purposes of the Indenture or (iv) such Note, Exchange Note or Private Exchange Note (and the related guarantees), as the case may be, may be resold without restriction pursuant to Rule 144(k) (as amended or replaced) under the Securities Act.

            REGISTRATION STATEMENT: Any registration statement of the Issuers that covers any of the Notes, the Exchange Notes or the Private Exchange Notes (and the related guarantees, if any) filed with the SEC under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

            RULE 144: Rule 144 under the Securities Act.

            RULE 144A: Rule 144A under the Securities Act.

            RULE 405: Rule 405 under the Securities Act.

            RULE 415: Rule 415 under the Securities Act.

            RULE 424: Rule 424 under the Securities Act.

            SEC: The United States Securities and Exchange Commission or any successor agency thereto.

            SECURITIES: See the introductory paragraphs hereto.

            SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            SHELF NOTICE: See Section 2(c) hereto.

            SHELF REGISTRATION: See Section 3(b) hereto.

            SHELF REGISTRATION STATEMENT: Any Registration Statement relating to a Shelf Registration.

            SUBSEQUENT SHELF REGISTRATION: See Section 3(b) hereto.

            TIA: The Trust Indenture Act of 1939, as amended.

            TRUSTEE: The trustee under the Indenture and the trustee (if any) under any indenture governing the Exchange Notes and Private Exchange Notes (and the related guarantees).

            UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING: A registration in which Registrable Notes are sold to an underwriter for reoffering to the public.

            Except as otherwise specifically provided, all references in this Agreement to acts, laws, statutes, rules, regulations, releases, forms, no-action letters and other regulatory requirements (collectively, "REGULATORY REQUIREMENTS") shall be deemed to refer also to any amendments thereto and all subsequent Regulatory Requirements adopted as a replacement thereto having substantially the same effect therewith; provided that Rule 144 shall not be deemed to amend or replace Rule 144A.

      2.    EXCHANGE OFFER.

            (a) Unless the Exchange Offer would violate applicable law or any applicable interpretation of the staff of the SEC, the Issuers shall file with the SEC, no later than the Filing Date, a Registration Statement (the "EXCHANGE OFFER REGISTRATION STATEMENT") on an appropriate registration form with respect to a registered offer (the "EXCHANGE OFFER") to exchange any and all of the Registrable Notes for a like aggregate principal amount of debt securities of the Note Issuers (the "EXCHANGE NOTES") guaranteed by the Guarantors that are identical in all material respects to the Securities, except that (i) the Exchange Notes shall contain no restrictive legend thereon and (ii) interest thereon shall accrue from the last date on which interest was paid on the Notes or, if no such interest has been paid, from the Issue Date, and which are entitled to the benefits of the Indenture or a trust indenture which is identical in all material respects to the Indenture (other than such changes to the Indenture or any such other trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA) and which, in either case, has been qualified under the TIA. The Exchange Offer shall comply with all applicable tender offer rules and regulations under the Exchange Act and other applicable federal and state securities laws. The Issuers shall use their commercially reasonable efforts to
(x) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or before the Effectiveness Date; (y) keep the Exchange Offer open for at least 20 Business Days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) consummate the Exchange Offer on or prior to the 30th Business Day following the effectiveness of the Exchange Offer Registration Statement.

            Each Holder (including, without limitation, each Participating Broker-Dealer) who participates in the Exchange Offer will be required to represent to the Issuers in writing that: (i) any Exchange Notes acquired in exchange for Registrable Notes tendered are being acquired in the ordinary course of business of the Person receiving such Exchange Notes, whether or not such recipient is such Holder itself; (ii) at the time of the commencement or consummation of the Exchange Offer neither such Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Notes from such Holder has an arrangement or understanding with any Person to participate in the distribution of the Exchange Notes in violation of the provisions of the Securities Act; (iii) neither the Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Notes from such Holder is an "affiliate" (as defined in Rule 405) of a Note Issuer or, if it is an affiliate of a Note Issuer, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and will provide information to be included in the Shelf Registration Statement in accordance with Section 5 hereof in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest in Section 4 hereof; (iv) neither such Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Notes from such Holder is engaging in or intends to engage in a distribution of the Exchange Notes; (v) if such Holder is a Participating Broker-Dealer, such Holder has acquired the Registrable Notes as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the Securities Act (including, without limitation, the prospectus delivery requirements thereunder) and (vi) any additional representations that in the opinion of counsel to the Issuers are necessary under the existing rules and regulations (or interpretation thereof) or other Regulatory Requirements of the SEC in order for the Exchange Offer Registration Statement to become effective.

            Upon consummation of the Exchange Offer in accordance with this
Section 2, the provisions of this Agreement shall continue to apply solely with respect to Registrable Notes that are Private Exchange Notes, Exchange Notes as to which Section 2(c)(iii) is applicable and Exchange Notes held by Participating Broker-Dealers, and the Issuers shall have no further obligation to register Registrable Notes (other than Private Exchange Notes and Exchange Notes as to which clause 2(c)(iii) hereof applies) pursuant to Section 3 hereof.

            No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement.

            (b) The Issuers shall indicate in a "Plan of Distribution" section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any broker-dealer that is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer (a "PARTICIPATING BROKER-DEALER") who holds Notes that are Registrable Notes and that were acquired for its own account as a result of market-making activities or other trading activities (other than Registra-ble Notes acquired directly from the Issuers), may exchange such Notes pursuant to the Exchange Offer; provided, however, such Participating Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by such Participating Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Participating Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Participating Broker-Dealers that the SEC may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Participating Broker-Dealer or disclose the amount of Notes held by any such Participating Broker-Dealer except to the extent required by the SEC as a result of a change in policy after the date of this Agreement.

            The Issuers shall use their commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Notes; provided, however, that such period shall not be required to exceed 90 days or such longer period if extended pursuant to the last paragraph of Section 5 hereof (the "APPLICABLE PERIOD").

            If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Notes acquired by them that have the status of an unsold allotment in the initial distribution, the Issuers upon the request of the Initial Purchasers shall simultaneously with the delivery of the Exchange Notes issue and deliver to the Initial Purchasers, in exchange (the "PRIVATE EXCHANGE") for such Notes held by any such Holder, a like principal amount of notes (the "PRIVATE EXCHANGE NOTES") of the Issuers, guaranteed by the Guarantors that are identical in all material respects to the Exchange Notes except for the placement of a restrictive legend on such Private Exchange Notes. The Private Exchange Notes shall be issued pursuant to the same indenture as the Exchange Notes and bear the same CUSIP number as the Exchange Notes.

            In connection with the Exchange Offer, the Issuers shall:

            (1) mail, or cause to be mailed, to each Holder of record entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

            (2) use their commercially reasonable efforts to keep the Exchange Offer open for not less than 20 Business Days after the date that notice of the Exchange Offer is mailed to Holders (or longer if required by applicable law);

            (3) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

            (4) permit Holders to withdraw tendered Securities at any time prior to 5:00 p.m., New York time, on the last Business Day on which the Exchange Offer remains open; and

            (5) otherwise comply in all material respects with all applicable laws, rules and regulations.

            As soon as practicable after the close of the Exchange Offer and the Private Exchange, if any, the Issuers shall:

            (1) accept for exchange all Registrable Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange, if any;

            (2) deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

            (3) cause the Trustee to authenticate and deliver promptly to each Holder of Securities, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Securities of such Holder so accepted for exchange; provided that, in the case of any Securities held in global form by a depositary, authentication and delivery to such depositary of one or more replacement Securities in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

            The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than that (i) the Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the SEC; (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Issuers to proceed with the Exchange Offer or the Private Exchange, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Issuers; and
(iii) all governmental approvals shall have been obtained, which approvals the Issuers deem necessary for the consummation of the Exchange Offer or Private Exchange.

            The Exchange Notes and the Private Exchange Notes shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the TIA or is exempt from such qualification and shall provide that the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Securities shall vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Securities will have the right to vote or consent as a separate class on any matter.

            (c) If, (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, the Issuers are not permitted to effect the Exchange Offer, (ii) the Initial Purchasers or any holder of Private Exchange Notes so requests in writing to the Note Issuers at any time prior to the 20th day following the consummation of the Exchange Offer, or (iii) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Issuers within the meaning of the Securities Act) and so notifies the Note Issuers within 30 days after such Holder first becomes aware of such restrictions, in the case of each of clauses
(i) to and including (iii) of this sentence, then the Issuers shall promptly deliver to the Holders and the Trustee written notice thereof (the "SHELF NOTICE") and shall file a Shelf Registration pursuant to Section 3 hereof.

      3.    SHELF REGISTRATION.

            If a Shelf Notice is delivered as contemplated by Section 2(c) hereof, then:

            (a) SHELF REGISTRATION. The Issuers shall as promptly as practicable file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes (the "INITIAL SHELF REGISTRATION"). The Issuers shall use their commercially reasonable efforts to file with the SEC the Initial Shelf Registration on or prior to the applicable Filing Date. The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers shall not permit any securities other than the Registrable Notes and the Guarantees to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below).

            The Issuers shall use their commercially reasonable efforts to cause the Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date that is two years from the Issue Date or such shorter period ending when all Registrable Notes covered by the Initial Shelf Registration have been sold or cease to be outstanding in the manner set forth and as contemplated in the Initial Shelf Registration or, if applicable, a Subsequent Shelf Registration (the "EFFECTIVENESS PERIOD"); provided, however, that the Effectiveness Period in respect of the Initial Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein and shall be subject to reduction to the extent that the applicable provisions of Rule 144(k) are amended or revised to reduce the two year holding period set forth therein.

            (b) WITHDRAWAL OF STOP ORDERS; SUBSEQUENT SHELF REGISTRATIONS. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the Notes registered thereunder), the Issuers shall use their commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend such Shelf Registration Statement in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement pursuant to Rule 415 covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration (each, a "SUBSEQUENT SHELF REGISTRATION"). If a Subsequent Shelf Registration is filed, the Issuers shall use their commercially reasonable efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term "SHELF REGISTRATION" means the Initial Shelf Registration and any Subsequent Shelf Registration.

            (c) SUPPLEMENTS AND AMENDMENTS. The Issuers shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Notes (or their counsel) covered by such Registration Statement with respect to the information included therein with respect to one or more of such Holders, or by any underwriter of such Registrable Notes with respect to the information included therein with respect to such underwriter.

            (d) HOLDER TO PROVIDE INFORMATION. No Holder of Registrable Notes may include any of its Registrable Notes in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuers in writing, no later than the earlier of (i) 10 Business Days after receipt of a request therefor or (ii) five Business Days prior to the effectiveness of the Shelf Registration Statement, in each case such information as the Issuers may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein, including, without limitation, a completed notice and questionnaire in the form of Annex I hereto. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such Holder not materially misleading.

      4.    ADDITIONAL INTEREST.

            (a) The Issuers and the Initial Purchasers agree that the Holders will suffer damages if the Issuers fail to fulfill their obligations under
Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers agree to pay, jointly and severally, as liquidated damages, additional interest on the Registrable Notes ("ADDITIONAL INTEREST") under the circumstances and to the extent set forth below (each of which shall be given independent effect):

            (i) if (A) neither the Exchange Offer Registration Statement nor the Initial Shelf Registration has been filed on or prior to the Filing Date applicable thereto or (B) notwithstanding that the Issuers have consummated or will consummate the Exchange Offer, the Issuers are required to file a Shelf Registration and such Shelf Registration is not filed on or prior to the Filing Date applicable thereto, then, commencing on the day after any such Filing Date, Additional Interest shall accrue on the principal amount of the Registrable Notes at a rate of $0.05 per week per $1,000 principal amount of Registrable Notes for the first 90 days immediately following such applicable Filing Date, and such Additional Interest rate shall increase by an additional $0.05 per week per $1,000 principal amount of Registrable Notes at the beginning of each subsequent 90-day period; or

            (ii) if (A) neither the Exchange Offer Registration Statement nor the Initial Shelf Registration is declared effective by the SEC on or prior to the Effectiveness Date applicable thereto or (B) notwithstanding that the Issuers have consummated or will consummate the Exchange Offer, the Issuers are required to file a Shelf Registration and such Shelf Registration is not declared effective by the SEC on or prior to the Effectiveness Date applicable to such Shelf Registration, then, commencing on the day after such Effectiveness Date, Additional Interest shall accrue on the principal amount of the Registrable Notes at a rate of $0.05 per week per $1,000 principal amount of Registrable Notes for the first 90 days immediately following the day after such Effectiveness Date, and such Additional Interest rate shall increase by an additional $0.05 per week per $1,000 principal amount of Registrable Notes at the beginning of each subsequent 90-day period; or

            (iii) if (A) the Issuers have not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 30th Business Day after the effectiveness of the Exchange Offer Registration Statement or (B) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period, then Additional Interest shall accrue on the principal amount of the Registrable Notes at a rate of $0.05 per week per $1,000 principal amount of Registrable Notes for the first 90 days commencing on the (x) the day following the 30th Business Day after the effectiveness of the Exchange Offer Registration Statement, in the case of (A) above, or (y) the day such Shelf Registration ceases to be effective in the case of (B) above, and such Additional Interest rate shall increase by an additional $0.05 per week per $1,000 principal amount of Registrable Notes at the beginning of each such subsequent 90-day period;

provided, however, that (1) Additional Interest on the Registrable Notes may not accrue under more than one of the foregoing clauses (i)-(iii) at any one time and at no time shall the aggregate amount of Additional Interest accruing exceed in the aggregate $0.30 per week per $1,000 principal amount of Registrable Notes; provided, further, however, that (1) upon the filing of the applicable Exchange Offer Registration Statement or the applicable Shelf Registration as required hereunder (in the case of clause (i) of this Section 4), (2) upon the effectiveness of the Exchange Offer Registration Statement or the applicable Shelf Registration Statement as required hereunder (in the case of clause (ii) of this Section 4), or (3) upon the exchange of the Exchange Notes for all Notes tendered (in the case of clause (iii)(A) of this Section 4), or upon the effectiveness of the applicable Shelf Registration Statement which had ceased to remain effective (in the case of (iii)(B) of this Section 4), Additional Interest on the Registrable Notes in respect of which such events relate as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue. A Holder will not be entitled to Additional Interest on account of a registration default that results solely from such Holder's failure to provide to the Issuers, within the timeframe specified in Section 3(d) hereof, all information to be included in the Shelf Registration Statement in accordance with Section 5 hereof.

            (b) The Issuers shall notify the Trustee within three Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "EVENT DATE"). Any amounts of Additional Interest due pursuant to clause (a) of this Section 4 will be payable in cash semiannually on each February 15 and August 15 (to the holders of record on February 1 and August 1 immediately preceding such dates), commencing with the first such date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined based on a year made up of 360 days consisting of twelve 30-day months. No Additional Interest shall accrue with respect to Notes that are not Registrable Notes.

      5.    REGISTRATION PROCEDURES.

            In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Issuers shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuers hereunder, each of the Issuers shall:

            (a) Prepare and file with the SEC prior to the applicable Filing Date a Registration Statement or Registration Statements as prescribed by
      Section 2 or 3 hereof, and use its commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that if (1) such filing is pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto from whom any Issuer has received written notice that it will be a Participating Broker-Dealer in the Exchange Offer, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall furnish to and afford the Holders of the Registrable Notes covered by such Registration Statement (with respect to a Registration Statement filed pursuant to Section 3 hereof) or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least three Business Days prior to such filing). The Issuers shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object on a in writing within such three Business Day period.

            (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period, the Applicable Period or until consummation of the Exchange Offer, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus. Other than during any Blackout Period, the Issuers shall be deemed not to have used their commercially reasonable efforts to keep a Registration Statement effective if any Issuer voluntarily takes any action that would result in selling Holders of the Registrable Notes covered thereby or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable Notes or such Exchange Notes during that period unless such action is required by applicable law or permitted by this Agreement. As used herein "BLACKOUT PERIOD" shall mean that period during which the Issuers are permitted to suspend the use of the prospectus that is part of the Shelf Registration Statement under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events for a period not to exceed 30 days in any three-month period and not to exceed an aggregate of 90 days in any 12-month period. The Issuers may establish regular suspension periods corresponding to their fiscal quarters.

            (c) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto from whom any Issuer has received written notice that it will be a Participating Broker-Dealer in the Exchange Offer, notify the selling Holders of Registrable Notes (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within two Business Days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Issuers, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes or resales of Exchange Notes by Participating Broker-Dealers the representations and warranties of the Issuers contained in any agreement (including any underwriting agreement) contemplated by
      Section 5(n) hereof cease to be true and correct, (iv) of the receipt by any Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such

      Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and
      (vi) of the Issuers' determination that a post-effective amendment to a Registration Statement would be appropriate.

            (d) Use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use its commercially reasonable efforts to obtain the withdrawal of any such order at the earliest practicable moment.

            (e) If a Shelf Registration is filed pursuant to Section 3 and if requested during the Effectiveness Period by the managing underwriter or underwriters (if any), the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offering or any Participating Broker-Dealer, (i) as promptly as practicable incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders, any Participating Broker-Dealer or counsel for any of them reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment with the SEC as soon as practicable after the Note Issuers have received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement.

            (f) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Registrable Notes (with respect to a Registration Statement filed pursuant to Section 3 hereof) and to each such Participating Broker-Dealer who so requests (with respect to any such Registration Statement) and to their respective counsel and each managing underwriter, if any, at the sole expense of the Issuers, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and sched-ules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

            (g) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Registrable Notes (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their respective counsel, and the underwriters, if any, at the sole expense of the Issuers, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuers hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

            (h) Prior to any public offering of Registrable Notes or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its commercially reasonable efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request in writing; provided, however, that where Exchange Notes held by Participating Broker-Dealers or Registrable Notes are offered other than through an underwritten offering, the Issuers agree to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this
      Section 5(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement; provided, however, that no Issuer shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

            (i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations (subject to applicable requirements contained in the Indenture) and registered in such names as the managing underwriter or underwriters, if any, or Holders may request.

            (j) Use its commercially reasonable efforts to cause the Registrable Notes covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Notes, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Issuers will cooperate in all respects with the selling Holder in its efforts to receive such registration or approval.

            (k) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the SEC, at the sole expense of the Issuers, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder (with respect to a Registration Statement filed pursuant to Section 3 hereof) or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer (with respect to any such Registration Statement), any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (l) Use its commercially reasonable efforts to cause the Registrable Notes covered by a Registration Statement or the Exchange Notes, as the case may be, to be rated with the appropriate rating agencies (unless such Notes are already so rated), if so requested by the Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement or the Exchange Notes, as the case may be, or the managing underwriter or underwriters, if any.

            (m) Prior to the effective date of the first Registration Statement relating to the Registrable Notes, (i) provide the Trustee with certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Notes.

            (n) In connection with any underwritten offering of Registrable Notes pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Securities, and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Notes and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Issuers (including any acquired business, properties or entity, if applicable), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Securities, and confirm the same in writing if and when requested; (ii) obtain the written opinions of counsel to the Issuers, and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions reasonably requested in underwritten offerings; (iii) obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of the Issuers, or of any business acquired by the Issuers, for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt securities similar to the Securities; and
      (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the sellers and underwriters, if any, than those set forth in Section 7 hereof (or such other provisions and procedures reasonably acceptable to Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement and the managing underwriter or underwriters or agents, if any) with respect to all parties to be indemnified pursuant thereto. The above shall be done at each closing under such underwriting agreement, or as, and to the extent, required thereunder.

            (o) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any Initial Purchaser, any selling Holder of such Registrable Notes being sold (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, or underwriter (any such Initial Purchaser, Holders, Participating Broker-Dealers, underwriters, attorneys, accountants or agents, collectively, the "INSPECTORS"), upon written request, at the offices where normally kept, during reasonable business hours, all pertinent financial and other records, pertinent corporate documents and instruments of the Issuers (collectively, the "RECORDS"), as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuers and any of their respective subsidiaries, if any, to supply all information ("INFORMATION") reasonably requested by any such Inspector in connection with such due diligence responsibilities. Each Inspector shall agree in writing that it will keep the Records and Information confidential and that it will not disclose any of the Records or Information that any Issuer determines, in good faith, to be confidential and notifies the Inspectors in writing are confidential unless (i) the disclosure of such Records or Information is necessary to avoid or correct a material misstatement or omission in such Registration Statement or Prospectus, (ii) the release of such Records or Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such Records or Information is necessary or advisable, in the opinion of counsel for any Inspector, in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (iv) the information in such Records or Information has been made generally available to the public other than through disclosure by an Inspector or an "affiliate" (as defined in Rule 405 under the Securities Act) thereof; provided, however, that prior notice shall be provided as soon as practicable to any Issuer of the potential disclosure of any information by such Inspector pursuant to clause (i) or (ii) of this sentence to permit the Issuers to undertake appropriate action to prevent disclosure of such Records or Information at the Issuers' expense.

            (p) Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Notes, to effect such changes (if any) to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its commercially reasonable efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

            (q) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders with regard to any applicable Registration Statement, a consolidated earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) as soon as practicable after the end of any 12-month period (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of Parent, after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

            (r) Upon consummation of the Exchange Offer or a Private Exchange, or if so requested by the Trustee, obtain an opinion of counsel to the Issuers, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer or the Private Exchange, as the case may be, that the Exchange Notes or Private Exchange Notes, as the case may be, the related guarantee and the related indenture constitute legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their respective terms, subject to customary exceptions and qualifications. If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by Holders to the Note Issuers (or to such other Person as directed by the Note Issuers), in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Issuers shall mark, or cause to be marked, on such Registrable Notes that such Registrable Notes are being canceled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

            (s) Cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

            (t) Use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Exchange Notes and/or Registrable Notes covered by a Registration Statement contemplated hereby.

            The Issuers may require each seller of Registrable Notes as to which any registration is being effected to furnish to the Issuers such information regarding such seller and the distribution of such Registrable Notes as the Issuers may, from time to time, reasonably request. The Issuers may exclude from such registration the Registrable Notes of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such seller not materially misleading.

            If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Note Issuers, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Note Issuers, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

            Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by its acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Note Issuers (i) of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v), or 5(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Notes covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder's or Participating Broker-Dealer's receipt of the copies of any supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the "ADVICE") by the Issuers that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event that the Issuers shall give any such notice, each of the Applicable Period and the Effectiveness Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Notes covered by such Registration Statement or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice.

      6.    REGISTRATION EXPENSES.

            All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers (other than any underwriting discounts or commissions, which shall be paid by the applicable Holder) shall be borne by the Issuers, whether or not the Exchange Offer Registration Statement or any Shelf Registration Statement is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the holders of Registrable Notes are located, in the case of the Exchange Notes, or (y) as provided in Section 5(h) hereof, in the case of Registrable Notes or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or in respect of Registrable Notes or Exchange Notes to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuers and, in the case of a Shelf Registration, reasonable fees and disbursements of one special counsel for all of the sellers of Registrable Notes (exclusive of any counsel retained pursuant to Section 7 hereof), (v) fees and disbursements of all independent certified public accountants referred to in
Section 5(o)(iii) hereof (including, without limitation, the expenses of any "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Issuers desire such insurance, (vii) fees and expenses of all other Persons retained by the Issuers, (viii) internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees of the Issuers performing legal or accounting duties), (ix) the expense of any annual audit, (x) any fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable, and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary to comply with this Agreement.

      7.    INDEMNIFICATION AND CONTRIBUTION.

            (a) Each of the Issuers agree, jointly and severally, to indemnify and hold harmless each Holder of Registrable Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, and each Person, if any, who controls such Person or its affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a "PARTICIPANT") against any losses, claims, damages or liabilities to which any Participant may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

            (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if any of the Issuers shall have furnished any amendments or supplements thereto); or

            (ii) the omission or alleged omission to state, in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) or any other document or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in light of the circumstances under which they were made, not misleading;

and will reimburse, as incurred, the Participant for any reasonable legal or other expenses incurred by the Participant in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Issuers will not be liable in any such case (i) to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if any of the Issuers shall have furnished any amendments or supplements thereto) or any amendment or supplement thereto in reliance upon and in conformity with information relating to any Participant furnished to the Issuers by such Participant specifically for use therein, (ii) if such loss, claim, damage or liability arises as a result of use of a Shelf Registration Statement or the related Prospectus during a period when such use has been suspended pursuant to Section 5(c), provided that the Note Issuers have complied with their obligations in Section 5(c) and (iii) if such Participant sold to the person asserting the claim the Registrable Notes or Exchange Notes that are the subject of such claim and such untrue statement or alleged untrue statement or omission or alleged omission was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto and the Prospectus does not contain any other untrue statement or omission of a material fact that was the subject matter of the related proceeding and it is established by the Issuers in the related proceeding that such Participant failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Notes or Exchange Notes sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance with the Issuers with Section 7 of this Agreement. The indemnity provided for in this Section 7 will be in addition to any liability that the Issuers may otherwise have to the indemnified parties. The Issuers shall not be liable under this Section 7 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

            (b) Each Participant, severally and not jointly, agrees to indemnify and hold harmless the Issuers, their directors, their officers and each Person, if any, who controls the Issuers within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuers or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or Prospectus, any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in the case of the Prospectus, in light of the circumstances which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Participant, furnished to the Issuers by the Participant, specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Issuers or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 7 will be in addition to any liability that the Participants may otherwise have to the indemnified parties. The Participants shall not be liable under this Section 7 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld. The Issuers shall not, without the prior written consent of such Participant, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Participant is or could have been a party, or indemnity could have been sought hereunder by any Participant, unless such settlement (A) includes an unconditional written release of the Participants, in form and substance reasonably satisfactory to the Participants, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Participant.

            (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 7, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by Participants who sold a majority in interest of the Registrable Notes and Exchange Notes sold by all such Participants in the case of paragraph (a) of this Section 7 or the Issuers in the case of paragraph (b) of this Section 7, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 7, in which case the indemnified party may effect such a settlement without such consent.

            (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and such Participant on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) of the Notes received by the Issuers bear to the total net profit received by such Participant in connection with the sale of the Notes. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand, or the Participants on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The parties agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Participant shall be obligated to make contributions hereunder that in the aggregate exceed the total net profit received in connection with the sale of the Notes, less the aggregate amount of any damages that such Participant has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls a Participant within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Participants, and each director of any Issuer, each officer of any Issuer and each person, if any, who controls any Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers.

      8.    RULES 144 AND 144A.

            For so long as the Registrable Notes remain outstanding, each of the Issuers covenants and agrees that it will, upon the request of any Holder or beneficial owner of Registrable Notes, use commercially reasonable efforts to make available such information necessary to permit sales pursuant to Rule 144A. Each of the Issuers further covenants and agrees, for so long as any Registrable Notes remain outstanding that it will use commercially reasonable efforts to take such further action as any Holder of Registrable Notes may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by Rule 144(k) under the Securities Act and Rule 144A.

      9.    UNDERWRITTEN REGISTRATIONS.

            If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering and shall be reasonably acceptable to the Issuers.

            No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

      10.   MISCELLANEOUS.

            (a) NO INCONSISTENT AGREEMENTS. The Issuers have not, as of the date hereof, and the Issuers shall not, after the date of this Agreement, enter into any agreement with respect to any of their securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers' other issued and outstanding securities under any such agreements. The Issuers will not enter into any agreement with respect to any of their securities which will grant to any Person piggy-back registration rights with respect to any Registration Statement.

            (b) ADJUSTMENTS AFFECTING REGISTRABLE NOTES. The Issuers shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

            (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (I) the Note Issuers, and (II)(A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes and (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers; provided, however, that Section 7 and this Section 10(c) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating Broker-Dealer (including any person who was a Holder or Participating Broker-Dealer of Registrable Notes or Exchange Notes, as the case may be, disposed of pursuant to any Registration Statement) affected by any such amendment, modification or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being sold pursuant to such Registration Statement.

            (d) NOTICES. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

            (i) if to a Holder of the Registrable Notes or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Initial Purchasers as follows:

                  Banc of America Securities LLC
                  9 West 57th Street
                  22nd Floor
                  New York, NY  10019
                  Facsimile: (646) 313-4802
                  Attention: Stuart Dean

                  with a copy to:

                  Cahill Gordon & Reindel LLP
                  80 Pine Street
                  New York, NY  10005
                  Facsimile: (212) 269-5420
                  Attention: Gary Brooks

            (ii) if to the Initial Purchasers, at the address(es) specified and with a copy as specified in Section 10(d)(i);

            (iii) if to the Issuers, at the address as follows:

                  AMR HoldCo, Inc.
                  EmCare HoldCo, Inc.
                  6200 S. Syracuse Way, Suite 200
                  Greenwood Village, CO  80111
                  Facsimile: (303) 495-1200
                  Attention: General Counsel

                  with a copy to:

                  Kaye Scholer LLP
                  425 Park Avenue
                  New York, NY  10022
                  Facsimile: (212) 836-8689
                  Attention: Joel I. Greenberg
                             Lynn Toby Fisher

            All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

            Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

            (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Purchase Agreement or the Indenture.

            (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

            (i) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

            (j) SECURITIES HELD BY THE ISSUERS OR THEIR AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Issuers or their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

            (k) THIRD-PARTY BENEFICIARIES. Holders of Registrable Notes and Participating Broker-Dealers are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons.

            (l) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Issuers on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

                            [Signature pages follow.]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     AMR HOLDCO, INC.

                                            By: /s/ William A. Sanger
                                                --------------------------------
                                            Name: William A. Sanger
                                            Title: Chief Executive Officer

                                     EMCARE HOLDCO, INC.

                                            By: /s/ William A. Sanger
                                                --------------------------------
                                            Name: William A. Sanger
                                            Title: Chief Executive Officer

                                     EMERGENCY MEDICAL SERVICES L.P.

                                            By: Emergency Medical Services
                                            Corporation, its general partner

                                            By: /s/ William A. Sanger
                                                --------------------------------
                                            Name: William A. Sanger
                                            Title: Chairman and Chief Executive
                                                   Officer

                                    AMERICAN MEDICAL RESPONSE, INC.
                                    HANK'S ACQUISITION CORP.
                                    FOUNTAIN AMBULANCE SERVICE, INC.
                                    MEDLIFE EMERGENCY MEDICAL SERVICE, INC.
                                    AMERICAN MEDICAL RESPONSE NORTHWEST, INC.
                                    AMERICAN MEDICAL RESPONSE WEST
                                    METROPOLITAN AMBULANCE SERVICE
                                    AMERICAN MEDICAL RESPONSE OF INLAND EMPIRE
                                    DESERT VALLEY MEDICAL TRANSPORT, INC.
                                    SPRINGS AMBULANCE SERVICE, INC.
                                    AMERICAN MEDICAL RESPONSE OF COLORADO, INC.
                                    INTERNATIONAL LIFE SUPPORT, INC.
                                    MEDEVAC MIDAMERICA, INC.
                                    MEDEVAC MEDICAL RESPONSE, INC.
                                    AMERICAN MEDICAL RESPONSE OF OKLAHOMA, INC.
                                    AMERICAN MEDICAL RESPONSE OF TEXAS, INC.
                                    KUTZ AMBULANCE SERVICE, INC.
                                    AMERICAN MEDICAL RESPONSE HOLDINGS, INC.
                                    AMERICAN MEDICAL RESPONSE MANAGEMENT, INC.
                                    A1 LEASING, INC.
                                    FLORIDA EMERGENCY PARTNERS, INC.
                                    MOBILE MEDIC AMBULANCE SERVICE, INC.
                                    METRO AMBULANCE SERVICE, INC.
                                    METRO AMBULANCE SERVICE (RURAL), INC.
                                    MEDIC ONE AMBULANCE SERVICES, INC.
                                    AMERICAN MEDICAL RESPONSE OF SOUTH CAROLINA,
                                      INC.
                                    AMERICAN MEDICAL RESPONSE OF NORTH CAROLINA,
                                      INC.
                                    AMERICAN MEDICAL RESPONSE OF GEORGIA, INC.
                                    TROUP COUNTY EMERGENCY MEDICAL SERVICES,
                                      INC.
                                    RANDLE EASTERN AMBULANCE SERVICE, INC.
                                    MEDI-CAR SYSTEMS, INC.
                                    MEDI-CAR AMBULANCE SERVICE, INC.

                                    AMERICAN MEDICAL RESPONSE OF TENNESSEE, INC.
                                    PHYSICIANS & SURGEONS AMBULANCE SERVICE,
                                      INC.
                                    AMERICAN MEDICAL RESPONSE OF ILLINOIS, INC.
                                    MIDWEST AMBULANCE MANAGEMENT COMPANY
                                    PARAMED, INC.
                                    MERCY AMBULANCE OF EVANSVILLE, INC.
                                    TIDEWATER AMBULANCE SERVICE, INC.
                                    AMERICAN MEDICAL RESPONSE OF CONNECTICUT,
                                      INCORPORATED
                                    AMERICAN MEDICAL RESPONSE OF
                                       MASSACHUSETTS, INC.
                                    AMERICAN MEDICAL RESPONSE MID-ATLANTIC, INC.
                                    AMBULANCE ACQUISITION, INC.
                                    METRO AMBULANCE SERVICES, INC.
                                    BROWARD AMBULANCE, INC.
                                    ATLANTIC AMBULANCE SERVICES ACQUISITION,
                                      INC.
                                    ATLANTIC/KEY WEST AMBULANCE, INC.
                                    ATLANTIC/PALM BEACH AMBULANCE, INC.
                                    SEMINOLE COUNTY AMBULANCE, INC.
                                    LIFEFLEET SOUTHEAST, INC.
                                    AMERICAN MEDICAL PATHWAYS, INC.
                                    ADAM TRANSPORTATION SERVICE, INC.
                                    ASSOCIATED AMBULANCE SERVICE, INC.
                                    PARK AMBULANCE SERVICE INC.
                                    FIVE COUNTIES AMBULANCE SERVICE, INC.
                                    SUNRISE HANDICAP TRANSPORT CORP.
                                    STAT HEALTHCARE, INC.
                                    LAIDLAW MEDICAL TRANSPORTATION, INC.
                                    MERCY, INC.
                                    AMERICAN INVESTMENT ENTERPRISES, INC.
                                    LIFECARE AMBULANCE SERVICE, INC.
                                    TEK, INC.
                                    MERCY LIFE CARE
                                    HEMET VALLEY AMBULANCE SERVICE, INC.
                                    AMERICAN MEDICAL RESPONSE OF SOUTHERN
                                      CALIFORNIA
                                    MEDIC ONE OF COBB, INC.

                                    PUCKETT AMBULANCE SERVICE, INC.

                                    AMERICAN MEDICAL RESPONSE DELAWARE VALLEY,
                                      LLC
                                    By: American Medical Response Mid-Atlantic,
                                      Inc., its sole member

                                    REGIONAL EMERGENCY SERVICES, LP
                                    By: Florida Emergency Partners, Inc., its
                                      general partner

                                    PROVIDACARE, L.L.C.
                                    By: American Medical Pathways, Inc., its
                                      sole member

                                    By:   /s/ Randel G. Owen
                                        ----------------------------------------
                                        Name: Randel G. Owen
                                        Title: Vice President

                                    EMCARE HOLDINGS INC.
                                  EMCARE, INC.
                                  EMCARE OF ALABAMA, INC.
                                  EMCARE CONTRACT OF ARKANSAS, INC.
                                  EMCARE OF ARIZONA, INC.
                                  EMCARE OF CALIFORNIA, INC.
                                  EMCARE OF COLORADO, INC.
                                  EMCARE OF CONNECTICUT, INC.
                                  EMCARE OF FLORIDA, INC.
                                  EMCARE OF GEORGIA, INC.
                                  EMCARE OF HAWAII, INC.
                                  EMCARE OF INDIANA, INC.
                                  EMCARE OF IOWA, INC.
                                  EMCARE OF KENTUCKY, INC.
                                  EMCARE OF LOUISIANA, INC.
                                  EMCARE OF MAINE, INC.
                                  EMCARE OF MICHIGAN, INC.
                                  EMCARE OF MINNESOTA, INC.
                                  EMCARE OF MISSISSIPPI, INC.
                                  EMCARE OF MISSOURI, INC.
                                  EMCARE OF NEVADA, INC.
                                  EMCARE OF NEW HAMPSHIRE, INC.
                                  EMCARE OF NEW JERSEY, INC.
                                  EMCARE OF NEW MEXICO, INC.

                                  EMCARE OF NEW YORK, INC.
                                  EMCARE OF NORTH CAROLINA, INC.
                                  EMCARE OF NORTH DAKOTA, INC.
                                  EMCARE OF OHIO, INC.
                                  EMCARE OF OKLAHOMA, INC.
                                  EMCARE OF OREGON, INC.
                                  EMCARE OF PENNSYLVANIA, INC.
                                  EMCARE OF RHODE ISLAND, INC.
                                  EMCARE OF SOUTH CAROLINA, INC.
                                  EMCARE OF TENNESSEE, INC.
                                  EMCARE OF TEXAS, INC.
                                  EMCARE OF VERMONT, INC.
                                  EMCARE OF VIRGINIA, INC.
                                  EMCARE OF WASHINGTON, INC.
                                  EMCARE OF WEST VIRGINIA, INC.
                                  EMCARE OF WISCONSIN, INC.
                                  EMCARE PHYSICIAN PROVIDERS, INC.,
                                  EMCARE PHYSICIAN SERVICES, INC.
                                  EMCARE SERVICES OF ILLINOIS, INC.
                                  EMCARE SERVICES OF MASSACHUSETTS, INC.
                                  EMCARE ANESTHESIA SERVICES, INC.
                                  ECEP, INC.
                                  COORDINATED HEALTH SERVICES, INC.
                                  EM-CODE REIMBURSEMENT SOLUTIONS, INC.
                                  EMERGENCY MEDICINE EDUCATION SYSTEMS, INC.
                                  EMERGENCY SPECIALISTS OF ARKANSAS, INC. II
                                  FIRST MEDICAL/EMCARE, INC.
                                    HEALTHCARE ADMINISTRATIVE SERVICES, INC.
                                    OLD STAT, INC.
                                    REIMBURSEMENT TECHNOLOGIES, INC.
                                    STAT PHYSICIANS, INC.
                                    THE GOULD GROUP, INC.
                                    TIFTON MANAGEMENT SERVICES, INC.
                                    TUCKER EMERGENCY SERVICES, INC.
                                    HELIX PHYSICIANS MANAGEMENT, INC.
                                    NORMAN BRUCE JETTON, INC.
                                  PACIFIC EMERGENCY SPECIALISTS MANAGEMENT, INC. AMERICAN EMERGENCY PHYSICIANS MANAGEMENT, INC. PHYSICIAN ACCOUNT MANAGEMENT, INC.

                                  PROVIDER ACCOUNT MANAGEMENT, INC.
                                  CHARLES T. MITCHELL, INC.

                                  EMCARE OF MARYLAND LLC
                                  By: EmCare Holdings Inc. and EmCare, Inc.,
                                       its members

                                  EMS MANAGEMENT LLC
                                  By: AMR HoldCo, Inc. and EmCare HoldCo, Inc.,
                                       its members

                                  By:      /s/ William A. Sanger
                                      ------------------------------------------
                                      Name: William A. Sanger
                                      Title: Chief Executive Officer

                                   AMR BROCKTON, L.L.C.
                                 By: American Medical Response of Massachusetts,
                                      Inc., its sole member

                                   By:     /s/ Randel G. Owen
                                       -----------------------------------------
                                       Name: Randel G. Owen
                                       Title: Vice President

      The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BANC OF AMERICA SECURITIES LLC

By:    /s/ Douglas M. Ingram
    ------------------------------------
    Name: Douglas M. Ingram
    Title: Principal

J.P. MORGAN SECURITIES INC.

By:    /s/ Graham Conran
    ------------------------------------
    Name: Graham Conran
    Title: Vice President

                                                                         ANNEX I

                 SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

      The undersigned beneficial holder of 10% Senior Subordinated Notes due 2015 (the "Registrable Securities") of AMR HoldCo, Inc. and EmCare HoldCo, Inc. (collectively the "Issuers"), understands that the Issuers have filed or intend to file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Registrable Securities in accordance with the terms of the Registration Rights Agreement (the "Registration Rights Agreement") dated February 10, 2005 between the Issuers, the guarantors party thereto and the initial purchasers of the Registrable Securities named therein. The information in this notice includes a summary of certain of the provisions of the Registration Rights Agreement, which the undersigned beneficial holder should review. A copy of the Registration Rights Agreement is available from the Issuers upon request at the address set forth below. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

      Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions as described below). Beneficial owners that do not complete this Notice and Questionnaire and deliver it to the Issuers as provided below will not be named as selling securityholders in the prospectus and therefore will not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement. Beneficial owners must complete and deliver this Notice and Questionnaire no later than the earlier of (i) 10 Business Days after receipt of a request therefor or (ii) five business days prior to the effectiveness of the Shelf Registration Statement in order for such beneficial owners to be named as selling securityholders in the related prospectus at the time of its effectiveness. Upon receipt of a completed Notice and Questionnaire from a beneficial owner following the effectiveness of the Shelf Registration Statement, together with such other information as the Issuers may reasonably request, the Issuers will, as promptly as practicable but in any event within five business days of such receipt, file such amendments to the Shelf Registration Statement or supplements to the related prospectus as are necessary to permit such holder to deliver such prospectus to purchasers of Registrable Securities.

      Certain legal consequences arise from being named as selling securityholders in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

NOTICE

      The undersigned beneficial owner (the "Selling Securityholder") of Registrable Securities hereby gives notice to the Issuers of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

      Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the initial purchasers and each person, if any, who controls the initial purchasers within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Issuers, and each person, if any, who controls the Issuers within the meaning of either such section, against any and all loss, liability, claim, damage and expense arising in connection with statements concerning the undersigned made in the Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.

      The undersigned hereby provides the following information to the Issuers and represents and warrants that such information is accurate and complete:

                                 QUESTIONNAIRE

1.    (a) Full Legal Name of Selling Securityholder:

      _______________________________________________

      (b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:

      _______________________________________________

      (c) Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in
            (3) below are held:

      _______________________________________________

2.    Address for Notices to Selling Securityholder:

      _______________________________________________

      _______________________________________________

      _______________________________________________

      _______________________________________________

      Telephone: ____________________________________

      Fax: __________________________________________

      Contact Person: _______________________________

3.    Beneficial Ownership of Registrable Securities:

            (a) Type and principal amount of Registrable Securities beneficially owned:

      _______________________________________________

            (b) CUSIP No(s). of such Registrable Securities beneficially owned:

      _______________________________________________

4.    Beneficial Ownership of the Issuers Securities Owned by the Selling
      Securityholder:

                  Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Issuers' other than the Registrable Securities listed above in Item
            (3).

            (a) Type and amount of other securities beneficially owned by the Selling Securityholder:
      _______________________________________________

      _______________________________________________

      _______________________________________________


            (b) CUSIP No(s). of such other securities beneficially owned:
      _______________________________________________

      _______________________________________________

5.    Relationship with the Issuers:

                  Except as set forth below, neither the undersigned nor any of its affiliates, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Issuers (or their predecessors or affiliates) during the past three years.

      State any exceptions here:
      _______________________________________________

      _______________________________________________

      _______________________________________________

6.    Plan of Distribution:

                  Except as set forth below, the undersigned (including its
            donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or alternatively through underwriters or broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities, short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

      State any exceptions here:
      _______________________________________________
      _______________________________________________

      _______________________________________________

            Note: In no event may such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Issuers and an undertaking by the Selling Securityholder to pay certain expenses related to such offering.

      The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provision.

      The Selling Securityholder hereby acknowledges that there may be "black out" periods during which Registrable Securities may not be sold pursuant to the Shelf Registration Statement, as set forth in the Registration Rights Agreement.

      The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons set forth therein.

      Pursuant to the Registration Rights Agreement, the Issuers have agreed under certain circumstances to indemnify the Selling Securityholders against certain liabilities.

      In accordance with the undersigned's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Issuers of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices to the Issuers hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below. All notices to the undersigned pursuant to the Registration Rights Agreement shall be made in writing at the address set forth in paragraph 2, or any other address given to the Issuers by notice from the undersigned.

      By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above or provided by the undersigned as contemplated by the immediately preceding paragraph and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Issuers in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

      IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

                                          Beneficial Owner

                                          By: _________________________________

                                          Name: _______________________________
                                          Title: ______________________________

Dated: __________________

      PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO AMR HOLDCO, INC. AND EMCARE HOLDCO, INC. AT:

6200 South Syracuse Way, Suite 200
Greenwood Village, Colorado 80111
Attention: General Counsel

With a copy to:

KAYE SCHOLER LLP
425 Park Avenue
New York, NY 10022
Attn: Lynn Toby Fisher